SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 12, 2003

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

Texas                                0-19797                 74-1989366
(State of                        (Commission File            (IRS employment
incorporation)                       Number)                 identification no.)

                              601 North Lamar, #300
                               Austin, Texas 78703
                    (Address of principal executive offices)

               Registrant's telephone number, including area code
                                  512-477-4455
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                                Table of Contents

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Item 12. Results of Operations and Financial Condition
Signatures

Item 5. Other Events

      On November 12, 2003, the Company issued a press release announcing that its Board of Directors has declared a dividend of fifteen cents per share, payable January 16, 2004 to shareholders of record as of January 6, 2004. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

      Exhibit 99.1 Whole Foods Market, Inc. press release, dated November 12, 2003.

      Exhibit 99.2 Whole Foods Market, Inc. dividend announcement, dated November 12, 2003

Item 12. Results of Operations and Financial Condition.

      On November 12, 2003, the Company issued a press release regarding its results of operations for its fourth fiscal quarter and fiscal year ended September 28, 2003. A copy of the press release is furnished herewith as Exhibit 99.1.

      In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding adjusted net income, adjusted diluted earnings per share, and EVA in the press release as additional information for its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company and for budget planning purposes.


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Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WHOLE FOODS MARKET, INC.

Date November 12, 2003                   By:  /s/ Glenda Flanagan
                                              ------------------------------
                                              Glenda Flanagan,
                                              Executive Vice President and
                                              Chief Financial Officer


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